Exhibit 4.6

FIFTH SUPPLEMENTAL INDENTURE

THIS FIFTH SUPPLEMENTAL INDENTURE (“Fifth Supplemental Indenture”), dated as of September 10, 2021, among (i) SOUTHWESTERN ENERGY COMPANY, a Delaware corporation (the “Company”), (ii) A.W. REALTY COMPANY, LLC, a Texas limited liability company, ANGELINA GATHERING COMPANY, LLC, a Texas limited liability company, SWN DRILLING COMPANY, LLC, a Texas limited liability company, SWN E & P SERVICES, LLC, a Texas limited liability company, SWN ENERGY SERVICES COMPANY, LLC, a Texas limited liability company, SWN INTERNATIONAL, LLC, a Delaware limited liability company, SWN MIDSTREAM SERVICES COMPANY, LLC, a Texas limited liability company, SWN PRODUCER SERVICES, LLC, a Texas limited liability company, SWN PRODUCTION COMPANY, LLC, a Texas limited liability company, SWN PRODUCTION (OHIO), LLC, a Texas limited liability company, SWN WATER RESOURCES COMPANY, LLC, a Texas limited liability company, and SWN WELL SERVICES, LLC, a Texas limited liability company (each Person in this clause (ii), an “Existing Guaranteeing Subsidiary,” and together, the “Existing Guaranteeing Subsidiaries”), each, a subsidiary of the Company, (iii) INDIGO NATURAL RESOURCES LLC, a Delaware limited liability company (the “Additional Guaranteeing Subsidiary”, and together with the Existing Guaranteeing Subsidiaries, the “Guaranteeing Subsidiaries”), a subsidiary of the Company, and (iv) THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Base Indenture”), dated as of March 5, 2012, a first supplemental indenture (the “First Supplemental Indenture”), dated as of November 29, 2017, a second supplemental indenture (the “Second Supplemental Indenture”), dated as of April 26, 2018, a third supplemental indenture (the “Third Supplemental Indenture”), dated as of September 17, 2018, a fourth supplemental indenture, dated as of December 10, 2020 (the “Fourth Supplemental Indenture” and, the Base Indenture as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, the “Indenture”), providing for the issuance of 4.10% Senior Notes due 2022 (the “Notes”);

WHEREAS, Section 3.10 of the Indenture provides that if any of the Company’s Subsidiaries that is not a Note Guarantor guarantees, becomes a borrower or guarantor under, or grants any Lien to secure any obligations pursuant to (i) the Senior Credit Facility or any future Credit Facility, or (ii) any other indebtedness for money borrowed in excess of $500.0 million, then the Company shall cause such Subsidiary to become a Note Guarantor by executing a supplement to the Indenture and delivering such supplement to the Trustee promptly (but in any event within ten Business Days of the date on which it guaranteed or incurred such obligations or granted such Lien, as the case may be), in accordance with Article X of the Base Indenture;

WHEREAS, the Additional Guaranteeing Subsidiary has been added as a guarantor to the Senior Credit Facility (as defined in the Indenture); and

WHEREAS, all acts and requirements necessary to make this Fifth Supplemental Indenture a legal, valid and binding obligation of the Company have been done;

WHEREAS, the Company has requested and hereby requests that the Trustee join with the Company and the Guaranteeing Subsidiaries in the execution of this Fifth Supplemental Indenture; and

WHEREAS, pursuant to Section 9.1 of the Base Indenture, the Trustee is authorized to execute and deliver this Fifth Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, each Guaranteeing Subsidiary and the Trustee, as applicable, mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Guarantee. The Additional Guaranteeing Subsidiary hereby provides a Note Guarantee on the terms and subject to the conditions set forth in the Indenture including, but not limited to, Article X thereof.

3. No Recourse Against Others. An incorporator, director, officer, employee, stockholder or controlling Person, as such, of the Company shall not have any liability for any obligations of the Company under the Notes, the Indenture, this Fifth Supplemental Indenture or any Note Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability.

4. Governing Law. THIS FIFTH SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

5. Counterparts. This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Fifth Supplemental Indenture by facsimile or electronic transmission shall be equally as effective as delivery of an original executed counterpart of this Fifth Supplemental Indenture. Any party delivering an executed counterpart of this Fifth Supplemental Indenture by facsimile or electronic transmission also shall deliver an original executed counterpart of this Fifth Supplemental Indenture, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Fifth Supplemental Indenture.

The exchange of copies of this Fifth Supplemental Indenture and of signature pages that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign) that is acceptable to the Trustee shall constitute effective execution and delivery of this Fifth

Supplemental Indenture for all purposes. Signatures of the parties hereto that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign) that is acceptable to the Trustee shall be deemed to be their original signatures for all purposes of this Fifth Supplemental Indenture as to the parties hereto and may be used in lieu of the original.

6. Headings. The headings of the Sections of this Fifth Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

7. The Trustee. The Trustee shall not be responsible and makes no representation as to the validity, sufficiency or adequacy of this Fifth Supplemental Indenture, and it shall not be responsible for the recitals or statements in this Fifth Supplemental Indenture or the Indenture, all of which are made solely by the Company and the Guaranteeing Subsidiaries, and the Trustee assumes no responsibility for their correctness. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Notes and this Fifth Supplemental Indenture or fully and with like effect as if set forth in full herein.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: September 10, 2021

A.W. REALTY COMPANY, LLC
ANGELINA GATHERING COMPANY, LLC
INDIGO NATURAL RESOURCES LLC
SWN DRILLING COMPANY, LLC
SWN E & P SERVICES, LLC
SWN ENERGY SERVICES COMPANY, LLC
SWN INTERNATIONAL, LLC
SWN MIDSTREAM SERVICES COMPANY, LLC
SWN PRODUCER SERVICES, LLC
SWN PRODUCTION COMPANY, LLC SWN PRODUCTION (OHIO), LLC
SWN WATER RESOURCES COMPANY, LLC
SWN WELL SERVICES, LLC

By:	/s/ Carl Giesler, Jr.
Name: Carl Giesler, Jr.
Title: Executive Vice President and Chief Financial Officer

SOUTHWESTERN ENERGY COMPANY

By:	/s/ Carl Giesler, Jr.
Name: Carl Giesler, Jr.
Title: Executive Vice President and Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:	/s/ Shannon Matthews
Name:	Shannon Matthews
Title:	Vice President